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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ______________________


                                    FORM 8-K

                             ______________________


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   JANUARY 12, 1995                            1-8309
   Date of Report (Date of earliest event reported)    Commission File Number


                        PRICE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


               NEW YORK                                      13-2991700
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                   Identification Number)



                    45 ROCKEFELLER PLAZA, NEW YORK, NY 10020
              (Address of Principal Executive Offices) (Zip Code)


                                 (212) 757-5600
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

         On January 12, 1995, the Rights Agreement dated as of October 6, 1994 between Price Communications Corporation (the "Corporation") and Harris Trust Company of New York, as Rights Agent (the "Rights Agreement") was amended. The Amendment revised the final unnumbered paragraph of Section 1(d) of the Rights Agreement to read in its entirety as follows:

         Notwithstanding anything in this definition of Beneficial Ownership to the contrary, (i) the phrase "then outstanding", when used with the reference to a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder; and (ii) a Person shall not be deemed the "Beneficial Owner" of and shall not be deemed to "beneficially own" any securities solely by virtue of the entering into by such Person of any agreement to purchase such securities provided that such agreement provides such Person's rights under such agreement may be assigned to another Person or Persons and the actual purchaser of such securities under such agreement is not an Acquiring Person.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Not applicable

    (b) Not applicable

    (c) The following document is furnished as an Exhibit to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

        4. Amendment dated January 12, 1995 to Rights Agreement dated as of October 6, 1994 between Price Communications Corporation and Harris Trust Company of New York.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PRICE COMMUNICATIONS CORPORATION

Date:  January 23, 1995
                                       /s/Kim I. Pressman
                                       --------------------------------
                                       Name:  Kim I. Pressman
                                       Title: Executive Vice President





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EXHIBIT INDEX



Exhibit #   Description
- ---------   ------------
        4.  Amendment dated January 12, 1995 to Rights Agreement dated as of
            October 6, 1994 between Price Communications Corporation and Harris
            Trust Company of New York.